================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 FORM 8-K/A-3

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 11, 1995

                              THE ALPINE GROUP, INC.
                              ----------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-9078                   22-1620387

      (State or other               (Commission            (I.R.S. Employer
       jurisdiction                 File Number)          Identification No.)
      of incorporation)

                    1790 Broadway, New York, NY  10019-1412
                    ---------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (212) 757-3333


============================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

     Item 7(a) is hereby amended and supplemented to include the audited combined balance sheets of The Copper Cable Group of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire and Cable, Inc. as of December 31, 1993 and 1994 and the related combined statements of operations, changes in owners' investment and cash flows for each of the three years in the period ended December 31, 1994

(b)      Pro Forma Financial Information

     Item 7(b) is hereby amended and supplemented to include the pro forma information as described below.

     The pro forma financial information of The Alpine Group, Inc. ("Alpine") included herein reflects the pro forma effects of the acquisition (the "Alcatel Acquisition") by Alpine of the U.S. and Canadian copper wire and cable business (the "Alcatel Business") of Alcatel NA Cable Systems, Inc.
and Alcatel Canada Wire, Inc. on May 11, 1995. The acquisition has been accounted for as a purchase transaction. The pro forma adjustments have been applied to (i) the condensed historical financial statements of Alpine for the fiscal year ended April 30, 1995, which statements have been derived from Alpine's Consolidated Financial Statements, (ii) the unaudited condensed historical statement of operations of the Alcatel Business for the 12 month period ended March 31, 1995 and (iii) the unaudited historical condensed balance sheet of the Alcatel Business as of May 11, 1995.

     The unaudited pro forma condensed combined balance sheet is presented as if the transactions referred to herein had occurred on April 30, 1995. The unaudited pro forma condensed combined statements of operations for the year ended April 30, 1995 give effect to the transactions referred to herein as if they had occurred on May 1, 1994.

     The pro forma financial statements are based on preliminary estimates of transaction costs, relocation costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, relocation costs and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

     Such pro forma financial statements do not necessarily represent the financial position or the results of operations that might have occurred had the transactions been consummated as of the dates referred to above nor are they necessarily indicative of future operations of Alpine. Such pro forma statements should be read in conjunction with the Consolidated Financial Statements of Alpine and the Combined Financial Statements of The Alcatel Business, together with the respective notes thereto.

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
            YEAR ENDED APRIL 30, 1995 (ALPINE AND ADIENCE), AND
                     MARCH 31, 1995 (ALCATEL BUSINESS)

             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     HISTORICAL                  ADJUST-         PRO-
                                       ALPINE        ALCATEL      MENTS          FORMA
                                     ----------      --------    -------       ----------
Net sales                            $198,135        $204,178    $67,259 (a)    $469,572

Cost and expenses
   Cost of goods sold                 169,125         192,999     59,352 (a)     414,528
                                                                  (1,591)(b)
                                                                  (2,253)(c)
                                                                    (250)(d)
                                                                  (2,854)(e)

   Selling, general &
      administrative                   20,487          10,254     12,338 (a)      31,883
                                                                      68 (b)
                                                                  (2,170)(c)
                                                                  (9,094)(f)

   Amortization of
      goodwill                          1,527                        693 (a)       3,041
                                                                     219 (b)
                                                                     602 (e)
                                     --------        --------    -------        --------

   Operating income                     6,996             925     12,199          20,120

Interest income                           345                         64 (a)         409

Interest (expense)                     (8,197)         (1,965)    (5,154)(a)    ($26,692)
                                                                 (11,376)(g)

Other income (expense)                     28                        364 (a)         392
                                     --------        --------    -------        --------
(Loss) from continuing
   operations operation
   before income
   taxes                                 (828)         (1,040)    (4,020)         (5,888)

Provision for income taxes               (348)                        -- (h)        (348)

                                     --------        --------    -------        --------

   Net (loss) from continuing
      operations applicable to
      common stock                    ($1,176)        ($1,040)   ($3,324)        ($5,540)
                                     --------        --------    -------        --------
                                     --------        --------    -------        --------

Weighted average number
   of common stock
   outstanding                     17,857,905                                 17,857,905

(Loss) per share of
   common stock from
   continuing operations                (0.11)                                     (0.38)


               See accompanying Notes to the Unaudited Pro Forma
                     Condensed Combined Financial Statements

                  UNAUDITED CONDENSED COMBINED BALANCE SHEET
       AS OF APRIL 30, 1995 (ALPINE) AND MAY 11, 1995 (ALCATEL BUSINESS)

                             (DOLLARS IN THOUSANDS)

                                                      HISTORICAL             ADJUST-       PRO-
                                                ALPINE          ALCATEL       MENTS        FORMA
                                              -----------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                    $ 15,546                      $135,400 (i)  $ 35,527
                                                                              (93,000)(i)
                                                                              (21,919)(i)
                                                                                 (500)(i)
  Marketable securities                           1,495                                       1,495
  Accounts receivable, net                       41,255           29,177                     70,432
  Inventories, net                               35,242           33,160                     68,402
  Other current assets                            5,347            1,192                      6,539
                                               --------         --------     --------      --------
    Total current assets                         98,885           63,529       19,981       182,395

Property, plant and equipment, net               52,240           39,598        4,945 (i)    98,783

Goodwill & other intangibles, net                65,712                        18,055 (i)    83,767

Long-term investments and other assets           16,941                         4,600 (i)    21,404
                                                                                 (137)(j)
                                               --------         --------     --------      --------
       Total assets                            $233,778         $103,127      $47,444      $384,349
                                               --------         --------     --------      --------
                                               --------         --------     --------      --------


Transaction costs



              See accompanying Notes to the Unaudited Pro Forma
                   Condensed Combined Financial Statements

                  UNAUDITED CONDENSED COMBINED BALANCE SHEET
       AS OF APRIL 30, 1995 (ALPINE) AND MAY 11, 1995 (ALCATEL BUSINESS)

                            (DOLLARS IN THOUSANDS)

                                          HISTORICAL                    ADJUST-         PRO-
                                            ALPINE         ALCATEL       MENTS         FORMA
                                         -----------------------------------------------------
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings                   $ 33,135                                    $ 33,135
  Current portion of long-term debt          2,022                                       2,022
  Accounts payable                          31,655          14,964                      46,619
  Accrued expenses                          24,993           6,908           500 (i)    32,401
  Alcatel acquisition obligation                                          10,255 (i)    10,255
                                          --------        --------      --------      --------
    Total current liabilities               91,805          21,872        10,755       124,432

Long-term debt, less current portion        84,022                       (21,919)(i)   202,103
                                                                         140,000 (i)
Other long-term obligations                  7,560                                       7,560

Adience acquisition obligation               5,733                                       5,733

Stockholders' equity:
  Preferred stock                           17,250                                      17,250
  Common stock                               1,743                                       1,743
  Capital in excess of par                 103,114          81,255       (81,255)(j)   103,114
  Cumulative translation adjustments           144                                         144
  Accumulated deficit                      (76,050)                                    (76,050)
  Extraordinary item                                                        (137)(j)      (137)
                                          --------        --------      --------      --------

                                            46,201          81,255       (81,392)       46,064
Less: Treasury stock                        (1,229)                                     (1,229)
      Receivable from stockholder             (314)                                       (314)
                                          --------        --------      --------      --------
  Total stockholders' equity                44,658          81,255       (81,392)       44,521
                                          --------        --------      --------      --------
    Total liabilities and stockholders'
     equity                               $233,778        $103,127      $ 47,444      $384,349
                                          --------        --------      --------      --------
                                          --------        --------      --------      --------


               See accompanying Notes to the Unaudited Pro Forma
                    Condensed Combined Financial Statements

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     (a) On December 21, 1994, Alpine completed the acquisition (the "Adience Acquisition") of 87.2% of the outstanding capital stock of Adience, Inc. ("Adience"). Adience's results of operations have been consolidated with those of Alpine from that date. This column sets forth Adience's historical results of operations, for the period from May 1, 1994 through December 20, 1994.

     (b) Reflects the changes to Adience's historical depreciation and amortization resulting from the allocation of Alpine's purchase price.

                                                          MAY 1, 1994
                                                               TO
                                                       DECEMBER 20, 1994
                                                  --------------------------
                                                   HISTORICAL      ADJUSTED       CHANGE
                                                  ------------    ----------     --------
                                                                (IN THOUSANDS)
     Cost of goods sold. . . . . . . . . . . . .     $3,670         $2,079        $(1,591)
     Selling, general and administrative . . . .        180            248             68
     Amortization of goodwill  . . . . . . . . .        948          1,167            219

     (c) Reflects the elimination of certain expenses incurred by Adience that are either directly attributable to the Adience Acquisition or would not have been incurred if the Adience Acquisition had taken place on May 1, 1994 as follows:

                                                                                              YEAR ENDED
                                                                                            APRIL 30, 1995
                                                                                            --------------
                                                                                            (IN THOUSANDS)
     Cost of goods sold:
       Inventory writedowns (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $2,253
                                                                                                 ------
                                                                                                 ------
     Selling, general and administrative expense:
       Directors' fees, public filing expenses and ESOP administrative fees (2) . . . . .        $  722
       Consulting fees (3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           283
       Executive salaries (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           226
       Adience acquisition expenses (5) . . . . . . . . . . . . . . . . . . . . . . . . .           602
       Relocation of Adience corporate headquarters (6) . . . . . . . . . . . . . . . . .           337
                                                                                                 ------
                                                                                                 $2,170
                                                                                                 ------
                                                                                                 ------

--------------------------

(1) At the time of the Adience Acquisition, Alpine management determined that certain Adience product lines would be discontinued. Adience recorded a charge to reduce the carrying value of the related inventory to its realizable value on a liquidation basis.

(2) Adience's financial statements for the year ended April 30, 1995 included $0.7 million of expenses related to the reporting and other expenses incurred by Adience as a public company. Following the Adience Acquisition, the directors of Adience who were not affiliated with Alpine resigned and Adience ceased paying directors' fees. Also following the Adience Acquisition, Adience's obligation to file reports with the Securities and Exchange Commission terminated and Adience initiated the process of terminating its ESOP.

(3) Reflects $0.3 million of consulting fees paid to a partnership in which two Alpine officers had a majority interest. The consulting agreement was terminated in connection with the Adience Acquisition.

(4) Reflects the elimination of the salaries of Adience executives who are no longer employed by Adience to the extent that such executives will not be replaced.

(5) Reflects the elimination of $0.6 million of legal, investment banking and other third-party expenses incurred by Adience during the period from May 1, 1994 to December 20, 1994 in connection with the Adience Acquisition.

(6) Reflects the elimination of expenses associated with Adience's corporate headquarters, which will be relocated to the offices of one of Adience's divisions in August 1995.


     (d) Represents an aggregate of $0.3 million in costs, resulting from a reduction in headcount at the Alcatel Business' plants.

     The savings resulting from a reduction in headcount was determined by aggregating the salaries of the employees expected to be terminated following the Alcatel Acquisition.

     (e) Reflects the changes to historical depreciation expense and the incremental amortization of intangibles resulting from the Alcatel Acquisition.

                                                         YEAR ENDED MARCH 31, 1995
                                                      -------------------------------
                                                        HISTORICAL         ADJUSTED       CHANGE
                                                      -------------       ----------     --------
                                                                        (IN THOUSANDS)
     Cost of good sold: depreciation . . . . . . .        $6,154            $3,300       $(2,854)
     Amortization of goodwill. . . . . . . . . . .            --               602           602

See Note (m) below.

     (f) Reflects the elimination of selling, general and administrative expense incurred by the Alcatel Business in the historical period, of which $5.9 million represented management fees, an allocation of administrative charges previously paid by the Alcatel Business to its affiliates, as well as employee costs which will not be incurred subsequent to the Alcatel Acquisition. The decrease in selling, general and administrative expenses was offset by $1.2 million of incremental expense Alpine will require in order to operate the business following the combination of The Alcatel Business with Superior. The incremental expense was determined by identifying the additional selling, general and administrative personnel Alpine requires and the estimated costs associated with adding the personnel.

                                                         YEAR ENDED MARCH 31, 1995
                                                      -------------------------------
                                                        HISTORICAL         ADJUSTED       CHANGE
                                                      -------------       ----------     --------
                                                                       (IN THOUSANDS)
     Management fees . . . . . . . . . . . . . . .       $ 4,868              --         $(4,868)
     Administrative fees . . . . . . . . . . . . .         1,064              --          (1,064)
     Other selling, general and administrative . .         4,322            $1,160        (3,162)
                                                         -------            ------       -------
       Total . . . . . . . . . . . . . . . . . . .       $10,254            $1,160       $(9,094)
                                                         -------            ------       -------
                                                         -------            ------       -------

     (g) Reflects the changes to historical interest expense assuming the incremental interest expense resulting from the Alcatel Acquisition.


                                                                                          YEAR ENDED
                                                                                        APRIL 30, 1995
                                                                                        --------------
                                                                                        (IN THOUSANDS)
     Interest on Superior's notes issued in connection with the Alcatel
       Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $15,400
     Amortization of deferred financing costs. . . . . . . . . . . . . . . . . . . .          1,408
     Less, historical interest on indebtedness assumed to be repaid:
       With respect to Alpine. . . . . . . . . . . . . . . . . . . . . . . . . . . .         (3,467)
       With respect to the Alcatel Business (for the year ended March 31, 1995). . .         (1,965)
                                                                                            -------
         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11,376
                                                                                            -------
                                                                                            -------

     (h) There is no tax effect attributable to the Pro Forma Adjustments because of Alpine's net operating loss carryforwards.

     (i) On May 11, 1995, Alpine completed the Alcatel Acquisition, which was financed with the net proceeds of the sale by Superior of it's notes of $135.4 million, after expenses aggregating $4.6 million. Of the net proceeds, $93.0 million was paid in cash to Alcatel N.A., an estimated $0.5 million was applied to pay transaction expenses and $21.9 million was used to retire Superior's existing bank credit agreement. The remaining proceeds of $20 million were available to Superior for working capital and general corporate purposes. The following reflects the preliminary allocation of the purchase price to the net assets of the Alcatel Business based upon the estimated fair values of such assets:

                                                                           Amount
                                                                       --------------
                                                                       (in thousands)
Estimated acquisition cost ..........................................     $103,755
Less, historical book value of net assets at May 11, 1995............      (81,255)
Write-up of property, plant and equipment............................       (4,945)
Accrual of Alcatel employee relocation and severance costs...........          500
                                                                          --------
Acquisition goodwill (to be amortized over 30 years).................     $ 18,055
                                                                          --------
                                                                          --------

     The estimated acquisition cost of $103.8 million represents (i) $93.0 million paid in cash to Alcatel NA, (ii) a deferred amount payable to Alcatel NA in the amount of $10.3 million, which amount is subject to adjustment based upon the completion of a closing balance sheet audit, and (iii) acquisition expenses estimated at $0.5 million.


     Relocation costs were determined by identifying those employees who were invited to remain with Superior subsequent to the Alcatel Acquisition and who would be required to relocate. A determination of the relocation costs for these individuals was made. Severence costs were determined by identifying those individuals who Alpine did not retain once the Alcatel Acquisition was completed.


          (j) In connection with the repayment of Superior's bank credit agreement, Alpine will write off the associated unamortized deferred debt issuance costs and, as a result, will incur an extraordinary charge in the first quarter of fiscal 1996.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE ALPINE GROUP, INC.



                                        /s/ David S. Aldridge
                                        ------------------------------
                                        Name:  David S. Aldridge
                                        Title: Chief Financial Officer



Dated:  November 20, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Alcatel NA Cable Systems, Inc. and
 Alcatel Canada Wire and Cable, Inc.:

    We have audited the accompanying combined balance sheets of The Copper Cable Group of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire and Cable, Inc. as of December 31, 1993 and 1994, and the related combined statements of operations, changes in owners' investment and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Copper Cable Group of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire and Cable, Inc. as of December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Greensboro, North Carolina,
February 24, 1995
 (except for the matter discussed in Note 14, as to which the date is May 11, 1995).

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1994
                                     ASSETS

                                                                                   1993        1994
                                                                                ----------  ----------
                                                                                (DOLLARS IN THOUSANDS)
Current assets:
  Cash........................................................................  $      602  $    3,124
  Trade accounts receivable, less allowance for
   doubtful accounts of $813 and $457, respectively...........................      19,171      29,389
  Receivables from affiliates (Note 7)........................................       7,614       1,259
  Inventories (Note 4)........................................................      36,519      36,983
  Deferred income taxes (Note 6)..............................................       7,152       4,123
  Other current assets........................................................       1,474       1,861
                                                                                ----------  ----------
    Total current assets......................................................      72,532      76,739
Property, plant and equipment, net (Note 5)...................................      45,702      42,247
Intangible asset (Note 8).....................................................         272         366
                                                                                ----------  ----------
                                                                                $  118,506  $  119,352
                                                                                ----------  ----------
                                                                                ----------  ----------

                                  LIABILITIES AND OWNERS' INVESTMENT
Current liabilities:
  Trade accounts payable......................................................  $   11,386  $   13,577
  Accrued liabilities.........................................................      17,386      12,184
  Income taxes payable (Note 6)...............................................         664         271
  Payables to affiliates (Note 7).............................................      31,523      40,663
                                                                                ----------  ----------
    Total current liabilities.................................................      60,959      66,695
Deferred income taxes (Note 6)................................................       4,727       1,440
                                                                                ----------  ----------
    Total liabilities.........................................................      65,686      68,135
Commitments and contingencies (Notes 4, 11 and 13)
Owners' investment............................................................      52,820      51,217
                                                                                ----------  ----------
                                                                                $  118,506  $  119,352
                                                                                ----------  ----------
                                                                                ----------  ----------

            The accompanying notes to combined financial statements
                 are an integral part of these balance sheets.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                       COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                                      1992        1993        1994
                                                                   ----------  ----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Net sales........................................................  $  228,852  $  212,610  $  194,651
Cost of goods sold...............................................     207,476     189,940     182,264
Restructuring costs (Note 3).....................................      12,000           0           0
                                                                   ----------  ----------  ----------
    Gross margin.................................................       9,376      22,670      12,387
Selling expenses.................................................       2,907       2,961       2,415
General and administrative expenses..............................       2,767       2,677       2,332
Management fees to affiliates (Note 7)...........................       3,534       5,907       4,971
Administrative fees to affiliates (Note 7).......................       3,389       2,179       1,254
                                                                   ----------  ----------  ----------
    Income (loss) from operations................................      (3,221)      8,946       1,415
Interest expense to affiliates, net (Note 7).....................       1,766       1,944       1,980
                                                                   ----------  ----------  ----------
Income (loss) before provision (benefit) for income taxes........      (4,987)      7,002        (565)
Provision (benefit) for income taxes (Note 6)....................      (1,069)      2,191          29
                                                                   ----------  ----------  ----------
Net income (loss)................................................  $   (3,918) $    4,811  $     (594)
                                                                   ----------  ----------  ----------
                                                                   ----------  ----------  ----------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
              COMBINED STATEMENTS OF CHANGES IN OWNERS' INVESTMENT
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

Balance, December 31, 1991.........................................................  $  54,463
  Net loss.........................................................................     (3,918)
  Currency translation adjustment..................................................     (1,444)
  Pension equity adjustment (Note 8)...............................................        (28)
                                                                                     ---------
Balance, December 31, 1992.........................................................     49,073
  Net income.......................................................................      4,811
  Currency translation adjustment..................................................       (916)
  Pension equity adjustment (Note 8)...............................................       (148)
                                                                                     ---------

Balance, December 31, 1993.........................................................     52,820
  Net loss.........................................................................       (594)
  Currency translation adjustment..................................................     (1,089)
  Pension equity adjustment (Note 8)...............................................         80
                                                                                     ---------
Balance, December 31, 1994.........................................................  $  51,217
                                                                                     ---------
                                                                                     ---------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                                                    1992       1993        1994
                                                                                  ---------  ---------  ----------
                                                                                       (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss).............................................................  $  (3,918) $   4,811  $     (594)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities --
    Depreciation................................................................      5,838      6,208       6,219
    Deferred income taxes.......................................................     (5,285)       873        (330)
    Restructuring costs (Note 3)................................................     12,000          0           0
    (Gain) loss on sale of property, plant and equipment........................         (3)        (2)          2
    Other.......................................................................       (764)      (540)       (417)
Change in current assets and liabilities --
  (Increase) decrease in:
    Trade accounts receivable...................................................     (6,248)    (2,375)    (10,218)
    Receivables from affiliates.................................................        (83)    (7,502)      6,355
    Inventories.................................................................      1,056        105        (464)
    Other current assets........................................................       (322)      (533)       (387)
  Increase (decrease) in:
    Trade accounts payable......................................................      6,145     (5,625)      2,191
    Accrued liabilities.........................................................      6,770     (5,230)     (5,383)
    Income taxes payable........................................................     (2,291)     2,224        (393)
    Payables to affiliates......................................................     (5,322)    13,143       9,140
                                                                                  ---------  ---------  ----------
      Net cash provided by operating activities.................................      7,573      5,557       5,721
                                                                                  ---------  ---------  ----------
Cash flows from investing activities:
  Purchases of property, plant and equipment....................................     (7,076)    (7,569)     (4,294)
  Proceeds from sales of property, plant and equipment..........................        319      1,603       1,095
                                                                                  ---------  ---------  ----------
      Net cash used for investing activities....................................     (6,757)    (5,966)     (3,199)
                                                                                  ---------  ---------  ----------
Net increase (decrease) in cash.................................................        816       (409)      2,522
Cash, beginning of year.........................................................        195      1,011         602
                                                                                  ---------  ---------  ----------
Cash, end of year...............................................................  $   1,011  $     602  $    3,124
                                                                                  ---------  ---------  ----------
                                                                                  ---------  ---------  ----------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

1.  ORGANIZATION:
    The Copper Cable Group (the "Alcatel Business") is comprised of the operating divisions of both Alcatel NA Cable Systems, Inc. ("ACS") and its affiliate, Alcatel Canada Wire and Cable, Inc. ("ACW"), which manufacture and market copper cable products used in the telecommunications industry. The Alcatel Business is headquartered in Claremont, North Carolina, and is controlled by Alcatel Alsthom, a Brussels-based corporation. Various subsidiaries of Alcatel Alsthom own 100% of the common stock of both ACS and ACW.

2.  SIGNIFICANT ACCOUNTING POLICIES:
    Significant accounting policies followed by the Company are as follows:

    PRINCIPLES OF COMBINATION


    The combined financial statements include the copper cable operations of ACW which are located in Winnipeg, Manitoba, and the copper cable operations of ACS which are located in Tarboro, North Carolina; Elizabethtown, Kentucky; Fordyce, Arkansas and Claremont, North Carolina. The combined financial statements also include fiber optic cable and data cable operations that are part of the ACW facility located in Winnipeg, Manitoba. These operations are not material to the Alcatel Business's operating results as presented herein. All of these operations are managed by ACS management. All significant intercompany accounts and transactions have been eliminated.


    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for repairs and betterments which increase the estimated useful life or capacity of assets are capitalized; expenditures for repairs and maintenance are charged to operations as incurred. Gains and losses on routine dispositions are included in operations as general and administrative expenses.

    Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets as follows: land improvements -- 10 years; buildings -- 20 to 40 years; machinery and equipment -- 3 to 15 years; furniture and fixtures -- 10 years and transportation equipment -- 5 years.

INCOME TAXES


    The U.S. operations of the Alcatel business are included in the consolidated federal income tax return of Alcatel USA Corp. Pursuant to an income tax sharing agreement between ACS and Alcatel USA Corp., U.S. federal income taxes are determined as if Alcatel Business filed its U.S. federal income tax return as a separate entity. The Canadian operations of the Alcatel Business are included in the Canadian income tax return of ACW, and Canadian income taxes are determined as if the Alcatel Business filed its Canadian income tax return as a separate entity.


    Effective January 1, 1993, the Alcatel Business adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision (benefit) for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    The effect of adopting SFAS No. 109 in 1993 was not material.

PENSION PLANS

    The Alcatel Business has various noncontributory pension plans which cover substantially all employees. Plans covering salaried and certain hourly employees provide pension benefits that are based on employee compensation. Other plans, covering most hourly employees and union members, generally provide benefits of stated amounts for each year of service. The costs of the various plans are provided over the service life of the employees using an actuarial method which includes amortization of past service costs. The costs of the various plans are funded by means of deposits with trustees of the plans.

POSTRETIREMENT BENEFITS


    The Alcatel Business provides certain health care and life insurance benefits for eligible retired employees in the U.S. Substantially all salaried employees become eligible for these benefits if they reach age 55 while working for the Alcatel Business and satisfy certain years of service requirements.


    Effective January 1, 1993, the Alcatel Business adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". Under this statement, the Alcatel Business is required to accrue the estimated cost of retiree health and life insurance benefits over the years that the employees render service. The Alcatel Business previously expensed the cost of these benefits as claims were incurred. The Alcatel Business elected to recognize the initial accumulated liability, measured as of January 1, 1993, over a 20-year amortization period as permitted by SFAS No. 106. As a result, the cumulative effect on prior years of this change in accounting principle was not material. The effect of this change on 1993 operating results was not significant.

FOREIGN CURRENCY TRANSLATION

    The financial statements of the Winnipeg, Manitoba, operations of ACW have been translated into U.S. dollars at the year-end rate of exchange for asset and liability accounts and the average rate of exchange for the year for income statement accounts. Resulting translation gains or losses are included as a component of owners' investment in the accompanying balance sheet and do not affect the results of operations. Cumulative currency translation losses were $2,360 at December 31, 1993, and $3,449 at December 31, 1994.

FINANCIAL INSTRUMENTS

    In the normal course of business, the Alcatel Business employs a variety of off-balance sheet financial instruments to reduce its exposure to changes in foreign currency exchange rates and commodity prices, including foreign currency forward exchange contracts and commodity futures contracts.


    Realized and unrealized gains and losses on foreign currency forward exchange contracts that qualify as designated hedges are deferred. Gains and losses realized on foreign currency transactions that do not qualify as designated hedges are included in operations. Designated hedges of forward exchange contracts show a high correlation between the market value of the derivative contracts and the fair value of the hedged items in that the Alcatel Business only hedges a sale denominated in a foreign currency when there is a firm commitment on the part of the customer to complete the sale. Additionally, copper futures are used to hedge purchase requirements necessary to fulfill fixed price sales contracts. The futures are bought only when the contracts have been executed.


    Changes in the market values of commodity futures contracts are included as a component of inventory cost. Gains and losses resulting from changes in the market value of commodity futures contracts are recognized when the related inventory is sold.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

3.  RESTRUCTURING COSTS:
    As a result of management's review of its operating strategies and to improve competitiveness and future profitability, the Alcatel Business recorded a restructuring charge of $12,000 in December 1992 for expected costs associated with the planned shut-down of its Fordyce, Arkansas, manufacturing facility. The charge included provisions for the write-down of fixed assets ($4,750), relocation of equipment and employees ($2,840), employee severance costs ($910), employee benefit plan costs ($1,970) and other costs ($1,530).

    The Fordyce facility was closed in late 1993. At that time substantially all 132 employees of the facility were terminated. As a result, all of the severance costs recorded as part of the restructuring charge were expended in 1993 and 1994. Approximately $520 of the employee benefit plan costs were expended in 1993 and 1994. The remaining employee benefit plan costs will be expended when required by the funding provisions of the Internal Revenue Service and the Department of Labor regulations. All other components of the restructuring charge were expended during 1993 and 1994 with the exception of the $4,750 charge to fixed assets, which was a noncash charge to write-down the book value of those assets to estimated fair value. All fixed assets at the Fordyce facility  have  been  disposed  or relocated  to  the  Alcatel  Business's other manufacturing facilities as of December 31, 1994. As a result of the restructuring, the Alcatel Business expects to eliminate most of the fixed costs previously incurred at the Fordyce facility which are estimated to be $2,000 annually.

4.  INVENTORIES:
    Inventories consist of the following:

                                                                  1993       1994
                                                                ---------  ---------
Raw materials.................................................  $   4,478  $   5,747
Work-in-process...............................................      6,645      5,965
Finished goods................................................     25,396     25,271
                                                                ---------  ---------
                                                                $  36,519  $  36,983
                                                                ---------  ---------
                                                                ---------  ---------

    At December 31, 1994, the Alcatel Business had contractual commitments for purchases of copper of approximately $11,100 and for purchases of other raw materials of approximately $1,100.

5.  PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment consist of the following:

                                                                  1993       1994
                                                                ---------  ---------
Land and improvements.........................................  $   2,725  $   2,706
Buildings.....................................................     11,663     12,336
Machinery and equipment.......................................     60,029     61,717
Furniture and fixtures........................................        687        708
Transportation equipment......................................        151        151
Construction-in-progress......................................      1,802      1,943
                                                                ---------  ---------
                                                                   77,057     79,561
Less -- Accumulated depreciation..............................    (31,355)   (37,314)
                                                                ---------  ---------
                                                                $  45,702  $  42,247
                                                                ---------  ---------
                                                                ---------  ---------

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

6.  INCOME TAXES:
    Provision (benefit) for income taxes consists of the following:

                                                           1992       1993       1994
                                                         ---------  ---------  ---------
Current --
  U.S.:
    Federal............................................  $   3,489  $   1,053  $     609
    State..............................................        727        265       (250)
                                                         ---------  ---------  ---------
                                                             4,216      1,318        359
                                                         ---------  ---------  ---------
Deferred --
  U.S.:
    Federal............................................     (4,440)       737       (659)
    State..............................................       (845)       136        329
                                                         ---------  ---------  ---------
                                                            (5,285)       873       (330)
                                                         ---------  ---------  ---------
                                                         $  (1,069) $   2,191  $      29
                                                         ---------  ---------  ---------
                                                         ---------  ---------  ---------

    Provision (benefit) for income taxes differed from the amount computed by applying the federal statutory income tax rate due to:

                                                     1992                    1993                     1994
                                            ----------------------  ----------------------  ------------------------
                                             AMOUNT      PERCENT     AMOUNT      PERCENT      AMOUNT       PERCENT
                                            ---------  -----------  ---------  -----------  -----------  -----------
Income taxes at U.S. federal statutory
 rate.....................................  $  (1,696)     (34.0)%  $   2,451       35.0%    $    (198)      (35.0)%
State income taxes, net of federal income
 tax benefit..............................        (77)      (1.5)         261        3.7            51         9.0
Canadian losses...........................        934       18.7           29        0.4           242        42.8
Reduction of income tax reserves..........       (264)      (5.3)        (600)      (8.5)         (100)      (17.7)
Other, net................................         34        0.7           50        0.7            34         6.0
                                            ---------    -----      ---------    -----           -----     -----
                                            $  (1,069)     (21.4)%  $   2,191       31.3%    $      29         5.1%
                                            ---------    -----      ---------    -----           -----     -----
                                            ---------    -----      ---------    -----           -----     -----

    The Alcatel Business's Canadian operations generated losses of $2,741 in 1992, $83 in 1993 and $690 in 1994, which will be available to offset Canadian taxable income, if any, through 1999. Because of uncertainties regarding realization of the tax benefit of these losses in the future, valuation allowances were established to fully reserve the related net deferred tax asset.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

6.  INCOME TAXES: (CONTINUED)
    The components of the net deferred tax asset were as follows:

                                                                   1993       1994
                                                                 ---------  ---------
Deferred tax assets --
  Accounts receivable..........................................  $     324  $     160
  Inventories..................................................      1,021        856
  Self-insurance reserves......................................        283        468
  Workers' compensation reserves...............................        836        764
  Accrued EPA claims...........................................        112          0
  Deferred compensation and other compensation-related
   accruals....................................................      3,025      2,016
  Canadian loss carry forwards (expiring from 1996 to 1999)....      1,331      1,194
  Other reserves...............................................      1,753        454
  Less -- Valuation allowance..................................     (1,533)    (1,789)
                                                                 ---------  ---------
                                                                     7,152      4,123
Deferred tax liabilities -- Property, plant and equipment......     (4,727)    (1,440)
                                                                 ---------  ---------
    Net deferred tax asset.....................................  $   2,425  $   2,683
                                                                 ---------  ---------
                                                                 ---------  ---------

    In management's opinion, income tax amounts presented in the accompanying financial statements would not be materially different if the Alcatel Business had not been eligible to be included in the consolidated income tax return of Alcatel USA Corp. or in the income tax return of ACW.

7.  RELATED PARTIES:
    In the normal course of business, the Alcatel Business engages in various arms-length transactions with its affiliates. Inventories purchased from affiliates, consisting primarily of copper rod purchases from a division of ACW, totaled $17,183 in 1992, $20,967 in 1993 and $14,532 in 1994 and sales to affiliates totaled $583 in 1992, and $1,751 in 1993 and $5,530 in 1994.

    The Alcatel Business obtains working capital through the treasury function provided by ACS. To the extent that the Alcatel Business is in a net borrowing position with ACS, interest expense is allocated to ACS at ACS's effective borrowing rate. The net borrowing position is calculated as the average monthly outstanding net payable balance to ACS. Average short-term borrowings during 1992, 1993 and 1994 were $29,433, $52,540 and $44,000, respectively; and the weighted average interest rates were 6.0%, 3.7% and 4.5%, respectively.

    Under agreements with affiliated companies, the Alcatel Business pays service charges, research and development assessments and other service fees (management fees). Management fees incurred by the Alcatel Business under these agreements totaled $3,534 in 1992, $5,907 in 1993 and $4,971 in 1994.

    Alcatel NA, Inc. and ACW provide legal, accounting, tax, treasury, insurance, employee benefits, data processing, transportation and other services to the Alcatel Business. Expenses that are directly attributable to the Alcatel Business are charged directly to the Alcatel Business. Expenses that are not directly attributable to a particular subsidiary or business unit of Alcatel NA, Inc. or ACW are allocated each month to all subsidiaries and business units receiving the services. Amounts allocated are based on a particular subsidiary or business unit's relative percentage of net sales, payroll expenses and average total assets to the net sales,

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

7.  RELATED PARTIES: (CONTINUED)
payroll expenses and average total assets of all the subsidiaries and business units receiving services. Administrative fees allocated to the Alcatel Business for these services totaled $3,389 in 1992, $2,179 in 1993 and $1,254 in 1994. Management believes that the administrative fees for these services would not have been materially different if they had been incurred directly by the Alcatel Business.

8.  EMPLOYEE BENEFIT PLANS:
    The Alcatel Business has various noncontributory pension plans which cover substantially all employees. Financial information related to these plans was determined by the Alcatel Business's actuary, William M. Mercer Incorporated.

    Net pension cost for the U.S. plans is summarized as follows:

                                                                         1992       1993       1994
                                                                       ---------  ---------  ---------
Service cost.........................................................  $     304  $     286  $     361
Interest cost........................................................        186        213        279
Return on plan assets................................................        (86)      (267)        17
Other................................................................        (76)       251       (235)
                                                                       ---------  ---------  ---------
                                                                       $     328  $     483  $     422
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    The funded status and accrued pension cost for the U.S. plans are as follows:

                                                                       DECEMBER 31, 1993
                                                                  ----------------------------
                                                                  ASSETS EXCEED   ACCUMULATED
                                                                   ACCUMULATED     BENEFITS
                                                                    BENEFITS     EXCEED ASSETS
                                                                  -------------  -------------
Fair value of plan assets.......................................    $   1,492      $   1,050
Projected benefit obligation....................................        2,389          1,383
                                                                       ------         ------
Projected benefit obligation in excess of plan assets...........         (897)          (333)
Unrecognized net loss...........................................          378            326
Unrecognized prior service cost.................................          (47)            43
Adjustment required to recognize minimum liability..............            0           (371)
                                                                       ------         ------
Accrued pension cost............................................    $    (566)     $    (335)
                                                                       ------         ------
                                                                       ------         ------
Accumulated benefits............................................    $   1,377      $   1,383
                                                                       ------         ------
                                                                       ------         ------
Vested benefits.................................................    $   1,260      $   1,205
                                                                       ------         ------
                                                                       ------         ------

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

8.  EMPLOYEE BENEFIT PLANS: (CONTINUED)

                                                                       DECEMBER 31, 1994
                                                                  ----------------------------
                                                                  ASSETS EXCEED   ACCUMULATED
                                                                   ACCUMULATED     BENEFITS
                                                                    BENEFITS     EXCEED ASSETS
                                                                  -------------  -------------
Fair value of plan assets.......................................    $   1,994      $   1,280
Projected benefit obligation....................................        2,032          1,324
                                                                       ------         ------
Projected benefit obligation in excess of plan assets...........          (38)           (44)
Unrecognized net (gain) loss....................................         (212)           154
Unrecognized prior service cost.................................          (43)            34
Adjustment required to recognize minimum liability..............            0           (186)
                                                                       ------         ------
Accrued pension cost............................................    $    (293)     $     (42)
                                                                       ------         ------
                                                                       ------         ------
Accumulated benefits............................................    $   1,306      $   1,324
                                                                       ------         ------
                                                                       ------         ------
Vested benefits.................................................    $   1,220      $   1,224
                                                                       ------         ------
                                                                       ------         ------

    Actuarial assumptions used for the U.S. plans are as follows:

                                                                          1992         1993         1994
                                                                       -----------  -----------  -----------
Assumed discount rate................................................        9.0%         8.0%         9.0%
Assumed rate of compensation increase -- salaried plan...............        5.5          5.5          5.0
Expected rate of return on plan assets...............................        8.0          8.0          8.0
                                                                            --           --           --
                                                                            --           --           --

    Net pension cost for the Canadian plans is summarized as follows:

                                                                        1992       1993       1994
                                                                      ---------  ---------  ---------
Service cost........................................................  $     134  $     113  $     106
Interest cost.......................................................        224        224        227
Return on plan assets...............................................       (207)      (194)      (214)
Other...............................................................         13         19         11
                                                                      ---------  ---------  ---------
                                                                      $     164  $     162  $     130
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

8.  EMPLOYEE BENEFIT PLANS: (CONTINUED)
    The funded status and accrued pension cost for the Canadian plans are as follows:

                                                                       DECEMBER 31, 1993
                                                                  ----------------------------
                                                                  ASSETS EXCEED   ACCUMULATED
                                                                   ACCUMULATED     BENEFITS
                                                                    BENEFITS     EXCEED ASSETS
                                                                  -------------  -------------
Fair value of plan assets.......................................    $   1,071      $   1,720
Projected benefit obligation....................................        1,045          1,856
                                                                       ------         ------
Projected benefit obligation exceeded by (in excess) of plan
 assets.........................................................           26           (136)
Unrecognized net gain...........................................         (109)          (130)
Unrecognized prior service cost.................................            0            320
Adjustment required to recognize minimum liability..............            0           (190)
                                                                       ------         ------
Accrued pension cost............................................    $     (83)     $    (136)
                                                                       ------         ------
                                                                       ------         ------
Accumulated benefits............................................    $     725      $   1,856
                                                                       ------         ------
                                                                       ------         ------
Vested benefits.................................................    $     724      $   1,763
                                                                       ------         ------
                                                                       ------         ------

                                                                       DECEMBER 31, 1994
                                                                  ----------------------------
                                                                  ASSETS EXCEED   ACCUMULATED
                                                                   ACCUMULATED     BENEFITS
                                                                    BENEFITS     EXCEED ASSETS
                                                                  -------------  -------------
Fair value of plan assets.......................................    $     909      $   1,584
Projected benefit obligation....................................        1,061          1,851
                                                                       ------         ------
Projected benefit obligation in excess of plan assets...........         (152)          (267)
Unrecognized net loss...........................................           21             34
Unrecognized prior service cost.................................            0            284
Adjustment required to recognize minimum liability..............            0           (317)
                                                                       ------         ------
Accrued pension cost............................................    $    (131)     $    (266)
                                                                       ------         ------
                                                                       ------         ------
Accumulated benefits............................................    $     740      $   1,851
                                                                       ------         ------
                                                                       ------         ------
Vested benefits.................................................    $     739      $   1,758
                                                                       ------         ------
                                                                       ------         ------

    Actuarial assumptions used for the Canadian plans are as follows:

                                                                          1992         1993         1994
                                                                       -----------  -----------  -----------
Assumed discount rate................................................        8.0%         8.0%         8.0%
Assumed rate of compensation increase -- salaried plan...............        5.8          5.8          5.8
Expected rate of return on plan assets...............................        8.0          8.0          8.0
                                                                            --           --           --
                                                                            --           --           --

    The provisions of SFAS No. 87, "Employers' Accounting for Pensions," require companies with any plans that have an unfunded accumulated benefit obligation to recognize an additional minimum pension liability, an offsetting intangible pension asset and, in certain situations, an adjustment to owners' investment, net of the related deferred tax benefit. In accordance with the provisions of SFAS No. 87, the

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

8.  EMPLOYEE BENEFIT PLANS: (CONTINUED)
combined balance sheets at December 31, 1993 and 1994, include an intangible pension asset of $272 and $366, an additional minimum pension liability of $561 and $503 and a cumulative adjustment to owners' investment, net of the related deferred tax benefit of $176 and $96, respectively.

9.  POSTRETIREMENT BENEFIT OBLIGATIONS OTHER THAN PENSIONS:
    The Alcatel Business provides certain health care and life insurance benefits for eligible retired employees in the U.S.. Financial information related to this plan was determined by the Company's actuaries, William M. Mercer, Incorporated.

    Net periodic postretirement benefit costs include the following components:

                                                                                     1993         1994
                                                                                     -----        -----
Service cost....................................................................   $      38    $      37
Interest cost...................................................................          36           36
Amortization of the transition obligation.......................................          20           20
                                                                                         ---          ---
                                                                                   $      94    $      93
                                                                                         ---          ---
                                                                                         ---          ---

    The funded status and accrued cost for the plan is as follows:

                                                                                   DECEMBER 31
                                                                               --------------------
                                                                                 1993       1994
                                                                               ---------  ---------
Accumulated postretirement benefit obligation --
  Retirees...................................................................  $      33  $      31
  Fully eligible active plan participants....................................        100        117
  Other active participants..................................................        369        321
                                                                               ---------  ---------
Accumulated benefit obligation...............................................        502        469
Unrealized net gain (loss)...................................................        (30)        76
Unrecognized transition obligation...........................................       (378)      (358)
                                                                               ---------  ---------
Accrued postretirement cost..................................................  $      94  $     187
                                                                               ---------  ---------
                                                                               ---------  ---------

    The accumulated postretirement benefit obligations were computed using an assumed discount rate of 8.0% in 1993 and 9.0% in 1994. The health care cost trend rate was assumed to be 13.0% for 1993 and 12.125% for 1994, then the trend rate was assumed to decline by approximately 1% for each year to 6%, which would continue for year 2001 and beyond.

    If the health care cost trend rate were increased one percent for all future years, the accumulated postretirement benefit obligation would have increased 20% as of December 31, 1993, and 18% as of December 31, 1994. The effect of this change on the aggregate of service and interest cost for 1993 would have been an increase of 23.16% and for 1994 would have been an increase of 20.23%.

10. SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for interest and income taxes were as follows:

                                                                     1992       1993       1994
                                                                   ---------  ---------  ---------
Interest paid....................................................  $   1,766  $   1,944  $   1,980
Income taxes paid (received).....................................      6,507       (906)       752
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

11. FINANCIAL INSTRUMENTS AND CREDIT RISK:
    The Alcatel Business's activities are primarily concentrated in the telecommunications industry. As of December 31, 1994, a substantial portion of the Alcatel Business's trade accounts receivables were from companies in that industry.

    In 1992, sales to these five customers comprised 0%, 4.9%, 10.1%, 24.0% and 14.3% of net sales. In 1993, sales to these five customers comprised 2.7%, 10.8%, 13.5%, 14.4% and 15.2% of net sales. In 1994, net sales to five customers comprised 22.7%, 13.5%, 12.8%, 4.6% and .6%, respectively, of net sales. Approximately 79.5% of net sales in 1992, 80.2% of net sales in 1993 and 81.2% of net sales in 1994 were to 10 customers. Net export sales approximated 2.4% of net sales in 1992, 15.5% in 1993 and 12.7% in 1994.

    At December 31, 1994, the Alcatel Business had $6,027 of foreign currency forward exchange contracts outstanding to hedge sales denominated in foreign currencies. The forward exchange contracts' maturity dates do not exceed 12 months and require the Alcatel Business to exchange U.S. dollars for foreign currencies at maturity, at rates agreed to at inception of the contracts.

    The Alcatel Business enters into futures contracts to hedge certain copper raw material purchases to minimize costs risks due to market fluctuations. At December 31, 1994, the Alcatel Business had $2,400 million of copper futures contracts that fix the price for a small portion of 1995 copper purchases.

    SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires the disclosure of estimated fair values for financial instruments. The statement requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet, for which it is practicable to estimate fair value. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments.

COMMODITY FUTURES CONTRACTS

    The fair value is estimated by obtaining market rate quotes. The contract value of $2,400 at December 31, 1994, approximates market value.

FOREIGN CURRENCY FORWARD EXCHANGE CONTRACTS

    The contract value of $6,027 approximates market value.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1992, 1993 AND 1994
                             (DOLLARS IN THOUSANDS)

12. GEOGRAPHIC AREA INFORMATION:
  The Alcatel Business is engaged principally in one line of business -- copper telecommunications cable -- which represents substantially all of the combined net sales. The following table presents information about the Alcatel Business by geographic area. There were no material amounts of sales or transfers among geographic areas.

                                                               UNITED
                                                               STATES     CANADA      TOTAL
                                                             ----------  ---------  ----------
1992 --
  Net sales................................................  $  192,999  $  35,853  $  228,852
  Pretax loss..............................................      (2,246)    (2,741)     (4,987)
  Assets...................................................      82,964     23,605     106,569
1993 --
  Net sales................................................     177,519     35,091     212,610
  Pretax income (loss).....................................       7,085        (83)      7,002
  Assets...................................................      91,789     26,717     118,506
1994 --
  Net sales................................................     164,062     30,589     194,651
  Pretax income (loss).....................................         125       (690)       (565)
  Assets...................................................      99,465     19,887     119,352
                                                             ----------  ---------  ----------
                                                             ----------  ---------  ----------

    Net export sales included in the United States net sales amounts above were $5,401 in 1992, $20,772 in 1993 and $18,264 in 1994. Net export sales included in the Canadian net sales amounts above were $0 in 1992, $12,107 in 1993 and $6,431 in 1994.


13. CONTINGENCIES:
    The Alcatel Business is involved in litigation arising in the ordinary course of business. Although the final outcome of these legal matters cannot be determined, based on the facts presently known, it is management's opinion that these matters are not significant and that their final resolution will not have a material adverse effect on the Alcatel Business's financial position, liquidity or results of operations.


14. SUBSEQUENT EVENTS:
    In May 1995, ACS and ACW sold substantially all of the assets of the Alcatel Business other than accounts receivable from affiliates to Superior TeleTec Inc. ("Superior"), a wholly owned subsidiary of The Alpine Group, Inc., and Superior assumed certain liabilities of the Alcatel Business which did not include amounts payable to affiliates.